Exhibit 99.1
Myriad Genetics Announces Select Preliminary Fourth Quarter and Full Year 2025 Financial Results and Introduces Full Year 2026 Financial Guidance

SALT LAKE CITY, January 12, 2026 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced select unaudited preliminary results for the fourth quarter and full year ended December 31, 2025, and provided full year 2026 financial guidance.

These preliminary results will be included in a presentation that will be made available through a live webcast in the investor relations section of the Myriad Genetics website at investor.myriad.com on Wednesday, January 14, 2026 at 5:15 pm PT (8:15 pm ET) in connection with the company’s presentation at the 44th Annual J.P. Morgan Healthcare Conference.
Select Preliminary Fourth Quarter and Full Year 2025 Financial Results
The company expects the following:
•Fourth quarter of 2025 total revenues to be between $207 million and $209 million,
•Full year 2025 total revenues to be between $822 million to $824 million.

The company plans to release its actual financial results for the fourth quarter and full year 2025 during its earnings call to be held in February 2026.

The select financial results for the quarter and full year ended December 31, 2025 set forth in this press release are preliminary and subject to Myriad Genetics’ normal quarter and year-end accounting procedures and external audit by the company’s independent registered public accounting firm. As a result, these select preliminary, unaudited financial results may change in connection with the finalization of the company’s year-end closing and reporting processes and financial statements for the quarter and full year ended December 31, 2025 and may not represent the actual financial results for the quarter and full year ended December 31, 2025. In addition, these select preliminary, unaudited financial results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), and are not necessarily indicative of the company's results for any future period.

2026 Financial Guidance
Myriad Genetics does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, strategic realignment, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, depreciation, equity compensation, tax benefits and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and their impact on GAAP performance could vary materially.
The company introduces the full year 2026 financial guidance in the table below*

(in millions, except percentages)	Guidance	Comments

Revenue	$860 - $880	The mid-point of the 2026 revenue guidance range reflects an increase of approximately 6% compared to the mid-point of the preliminary 2025 revenue range.
Adjusted Gross Margin **	68% - 69%	This range incorporates the anticipated impact from new product launches.
Adjusted EBITDA***	$37 - $49	The mid-point of the adjusted EBITDA range is expected to grow approximately 43% over the mid-point of the previous full year 2025 guidance range.

*	Assumes currency rates as of January 12, 2026.
**	Adjusted Gross Margin is defined as Gross Margin plus non-cash cost of sales, such as amortization of intangible assets and share-based compensation expense, and non-recurring one-time expenses.
***
Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from strategic realignment, legal settlements, and divestitures and acquisitions.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers molecular tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.
Statement regarding use of non-GAAP financial measures
In this press release, the company’s 2026 financial guidance is provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. The company does not forecast GAAP gross margin or GAAP EBITDA because it cannot predict certain elements that are included in reported GAAP results. Please see above under "2026 Financial Guidance" for a full explanation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, if available, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s fourth quarter and full year 2025 preliminary revenues and the company’s full year 2026 financial guidance. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to changes in the company's financial results from the preliminary results reported in this press release resulting from the finalization of the company's financial statements for the fourth quarter and full year 2025 and the audit thereof; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implementation of the company's strategic plan; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2025, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com